Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Isolagen, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 16, 2007, relating to the consolidated financial statements and the effectiveness of Isolagen, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Houston, Texas
May 14, 2007